FIFTH AMENDMENT, CONSENT AND WAIVER TO CREDIT AGREEMENT

FIFTH AMENDMENT, CONSENT AND WAIVER, dated as of October 24, 2008 (this “Amendment”), to the Credit Agreement referred to below by and among MEASUREMENT SPECIALTIES, INC., a New Jersey corporation (“Borrower”); the other parties signatory thereto as US Credit Parties; the Lenders party thereto (the “Lenders”); WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent”), JPMORGAN CHASE BANK, N.A., as Documentation Agent (the “Documentation Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, “Agent”).

WITNESSETH

WHEREAS, Borrower, the other US Credit Parties signatory thereto, Lenders, Syndication Agent, Administrative Agent, and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of April 3, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, Borrower is in default of a certain covenant and Borrower, Agent and Requisite Lenders have agreed to waive such default in the manner, and on the terms and conditions, provided for herein;

WHEREAS, Borrower has notified Agent that Borrower desires to form a new Subsidiary named MEAS US LLC, which Subsidiary shall be a Delaware limited liability company (“Newco”);

WHEREAS, Borrower has notified Agent that Borrower desires to effect the transfer by YSIS of its ownership interests in Nikkiso-YSI Co. Ltd. (the “Nikkiso-YSI Ownership Interests”), a company organized under the laws of Japan (“Nikkiso-YSI”), to MEAS Europe SAS, a company organized under the laws of France (“MEAS Europe”), pursuant to the following series of transactions: (i) YSIS shall merge with and into Newco, with Newco being the surviving entity in such merger, (ii) Newco shall transfer the Nikkiso-YSI Ownership Interests to Borrower, (iii) Borrower shall transfer the Nikkiso-YSI Ownership Interests to Intermediate Holdings, (iv) Intermediate Holdings shall transfer the Nikkiso-YSI Ownership Interests to Kenabell Holdings, (v) Kenabell Holdings shall transfer the Nikkiso-YSI Ownership Interests to Acalon Holdings Ltd. and (vi) Acalon Holdings Ltd. shall transfer the Nikkiso-YSI Ownership Interests to MEAS Europe (clauses (ii) through (vi) above hereinafter referred to as, collectively, the “Transfer of Nikkiso-YSI Ownership Interests”); and

WHEREAS, Borrower, Agent and Requisite Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower, Agent and Requisite Lenders hereby agree as follows:

1.             Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement or Annex A thereto, in each case, as amended hereby.

2.             Default Waiver.  Agent and Requisite Lenders hereby waive, as of the Effective Date (as hereinafter defined) the Event of Default under Section 8.1(b) of the Credit Agreement resulting solely from the investment by YSIS, in March 2008, in Nikkiso-YSI in contravention of Section 6.2 of the Credit Agreement (the “Specified Event of Default”).

3.             Consents.  As of the Effective Date, Agent and Requisite Lenders hereby consent to (a) the formation of Newco, and (b) the consummation of the Transfer of Nikkiso-YSI Ownership Interests.

4.             Amendment to Section 6.7 of the Credit Agreement.  As of the Effective Date, Section 6.7 of the Credit Agreement is hereby amended by deleting “and” found immediately before clause (d) thereof, and inserting at the end of such clause (d) the following

“, and (e) licenses and sublicenses of Intellectual Property to the extent permitted in Section 6.8 (e).”

5.             Amendment to Section 6.8 of the Credit Agreement.  As of the Effective Date, Section 6.8 of the Credit Agreement is hereby amended and restated in its entirety read as follows:

“6.8           Sale of Stock and Assets.  No Credit Party shall sell, transfer, convey, assign, license or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than:  (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete, (c) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate having a value not exceeding $500,000 in any single transaction or $2,000,000 in the aggregate in any Fiscal Year, (d) transfers contemplated under the BetaTHERM Reorganization, (e) (i) non-exclusive licenses of Intellectual Property to third parties (other than any Credit Party), and (ii) exclusive and non-exclusive licenses of Intellectual Property to another Credit Party (including the Technology License Agreement in form and substance satisfactory to Agent), provided that, in the case of the foregoing clauses (e)(i) and (e)(ii), such license (and any amendment, supplement or other modification thereof) (A) is entered into in the ordinary course of business and consistent with past practice (and, with respect to exclusive licenses only, a duly executed copy thereof shall have been provided to Agent promptly after execution thereof), (B) does not involve the sale, or transfer of title or ownership of Intellectual Property or other assets of Borrower or any Credit Party, or any filing or registration with any Governmental Authority other than for informational filings that do not impact the licensor’s title and rights under the license or create an encumbrance, and (C) does not restrict the use of any Intellectual Property that would prevent any Credit Party, as licensor thereof, from selling, transferring, encumbering or otherwise disposing of any such Intellectual Property, provided further that, in the case of the foregoing clause (e)(ii), such license (and any amendment, supplement or other modification thereof) (X) contains an enforceable subordination provision in the form set forth on Exhibit 6.8(e), or such other subordination provisions as are acceptable to Agent, and (Y) prohibits the sub-license or other transfer by the licensee of the license or any of the licensee’s interests in the Intellectual Property to any third party that is not a Credit Party, except pursuant to a license with such third party permitted in accordance with clause (e)(i) hereof.  With respect to any disposition of assets or other properties permitted pursuant to clauses (b) and (c) above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower’s expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.”

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6.             Amendments to Annex A of the Credit Agreement.  As of the Effective Date, Annex A of the Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order therein:

“MSI China” means Measurement Specialties (China) Ltd., a company organized under the laws of the People’s Republic of China.

“Technology License Agreement” means that certain Technology License Agreement dated on or about October 28, 2008 between Borrower and MSI China, pursuant to which Borrower licenses to MSI China certain technology for the purpose of manufacturing, assembling, testing, installing, marketing and selling certain products.

7.             Exhibit to Credit Agreement.  As of the Effective Date, the Credit Agreement is hereby amended by inserting a new exhibit, Exhibit 6.8(e), as provided in Exhibit A attached hereto.

8.             Covenants.  Borrower and each US Credit Party hereby jointly and severally covenants and agrees to deliver to Agent (a) on or prior to October 31, 2008, the agreements, documents and instruments, each in form and substance satisfactory to Agent, set forth on Schedule I hereto, (b) within ninety (90) days of the Effective Date, an updated Schedule 3.15 to the Credit Agreement listing each Patent, Trademark, Copyright and License and (c) within ten (10) days of the execution by Borrower and MSI China of the Technology License Agreement and any amendments thereto, a copy thereof.

9.             Remedies.  This Amendment shall constitute a Loan Document.  The breach by any Credit Party of any representation, warranty, covenant or agreement in this Amendment (including, without limitation, any failure to satisfy the requirements of Section 8 hereof) shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

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10.           Representations and Warranties.  To induce Agent and Lenders to enter into this Amendment, Borrower makes the following representations and warranties to Agent and Lenders:

(a)           The execution, delivery and performance of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”) (i) by each US Credit Party, are within such US Credit Party’s organizational power; (ii) by each US Credit Party have been duly authorized by such US Credit Party by all necessary or proper organizational and shareholder or membership action; (iii) do not contravene any provision of any US Credit Party’s charter or bylaws or equivalent organizational or other constituent documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any US Credit Party is a party or by which any US Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of any US Credit Party other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person.

(b)           This Amendment has been duly executed and delivered by or on behalf of Borrower and each other US Credit Party.

(c)           Each of this Amendment, the Amended Credit Agreement and the other Loan Documents constitutes a legal, valid and binding obligation of Borrower and each of the other US Credit Parties party hereto or thereto, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(e)           No action, claim or proceeding is now pending or, to the knowledge of any US Credit Party, threatened against Borrower or any other Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges Borrower’s or, to the extent applicable, any other Credit Party’s right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect.  To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

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(f)           After giving effect to this Amendment, the representations and warranties of Borrower and the other Credit Parties contained in the Amended Credit Agreement and each other Loan Document are true and correct on and as of the Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

11.           No Other Amendments/Consents/Waivers.

(a)           Except as expressly provided for, and on the terms and conditions set forth, herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms

(b)           In addition, this Amendment shall not be deemed a waiver of (i) any term or condition of any Loan Document, (ii) any Default or Event of Default (other than the Specified Event of Default) which may now exist or which may occur after the date hereof, or (iii) any right, remedy, power or privilege which the Agent or any Lender may now or in the future have in connection with any such Default or Event of Default under the Loan Documents, at law, in equity or otherwise.  Agent and Lenders do hereby expressly reserve all rights, remedies, powers and privileges under the Loan Documents, at law, in equity or otherwise, in connection with any such Default or Event of Default.  Nothing in this Amendment shall obligate the Agent or any Lender to waive any existing or future Default or Event of Default (whether similar or otherwise) except for the Specified Event of Default.  The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.

12.           Continuation of Obligations and Liens.  Each of the Borrower and the other US Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to all Obligations, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure all the Obligations.

13.           Outstanding Indebtedness; Waiver of Claims.  Each of Borrower and the other US Credit Parties hereby acknowledges and agrees that as of October 24, 2008 the aggregate outstanding principal amount of the Revolving Loan is $56,714,398.91 and the aggregate outstanding principal amount of the Term Loan is $15,000,000, respectively, and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind.  Borrower and each other US Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Effective Date.

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14.           Fees and Expenses.

(a)           Amendment Fee.  Borrower hereby agrees to pay Agent, for the ratable benefit of Lenders, an amendment fee in an amount equal to .0004% of the Commitments (the “Amendment Fee”), which shall be fully earned, due and payable in immediately available funds on the Effective Date.

(b)           Expenses.  Each of Borrower and the other US Credit Parties hereby reconfirms its respective obligations pursuant to Sections 1.9 and 11.3 of the Credit Agreement and pursuant to the GE Capital Fee Letter, to pay and reimburse Agent, for Agents and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

15.           Effectiveness.  This Amendment shall become effective as of the date first set forth above (the “Effective Date”) only upon satisfaction in full in the judgment of Agent of each of the following conditions on or prior to October 31, 2008:

(a)           Amendment.  Agent shall have received five (5) original copies of this Amendment duly executed and delivered by Agent, the Requisite Lenders and Borrower and acknowledged and agreed to by each of the other US Credit Parties.

(b)           Payment of Fees and Expenses.  Borrower shall have paid to Agent (i) all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and/or Lenders (including, without limitation, all reasonable legal fees and expenses referenced in Section 14(b) hereof) and (ii) the Amendment Fee.

(c)           Representations and Warranties.  The representations and warranties of or on behalf of the Credit Parties in this Amendment shall be true and correct on and as of the Effective Date.

16.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

17.           Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be executed and delivered by telecopier or other method of electronic transmission with the same force and effect as if it were a manually executed and delivered counterpart.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

MEASUREMENT SPECIALTIES, INC.

By:	/S/ Mark Thomson
Name:	Mark Thomson
Title:	Chief Financial Officer

AGENT AND LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and Lender

By:
Duly Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agent and Lender

By:
Name:
Title:

CoLTS 2005-1 LTD., as Lender

By: Wachovia Bank, National Association, as Servicer

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Documentation Agent and Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Lender

By:
Name:
Title:

ROYAL BANK OF CANADA, as Lender

By:
Name:
Title:

The undersigned US Credit Parties hereby (i) acknowledge this Amendment and (ii) confirm and agree that their obligations under their respective Collateral Documents shall continue without any diminution thereof and shall remain in full force and effect with respect to the Obligations as increased hereby on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written above.

US CREDIT PARTIES

IC SENSORS INC.

By:	/S/ Mark Thomson
Name: Mark Thomson
Title: Chief Financial Officer

ELEKON INDUSTRIES USA, INC.

By:	/S/ Mark Thomson
Name: Mark Thomson
Title: Chief Financial Officer

ENTRAN DEVICES LLC

By: Measurement Specialties, Inc.
As sole Member and sole Manager

By:	/S/ Mark Thomson
Name: Mark Thomson
Title: Chief Financial Officer

MEASUREMENT SPECIALTIES FOREIGN
HOLDINGS CORPORATION

By:	/S/ Mark Thomson
Name: Mark Thomson
Title: Chief Financial Officer

BETATHERM USA, LLC

By: Measurement Specialties Foreign Holdings Corporation
As sole Member

By:	/S/ Mark Thomson
Name: Mark Thomson
Title: Chief Financial Officer

YSIS INCORPORATED

By:	/S/ Mark Thomson
Name: Mark Thomson
Title: Chief Financial Officer

Schedule I

(a)           Joinder.  A joinder agreement duly executed by Newco pursuant to which, inter alia, Newco joins the Credit Agreement and the other Loan Documents as a Credit Party.

(b)           Guaranty.  A counterpart to the Guaranty duly executed by Newco, and all documents, instruments and agreements executed pursuant thereto.

(c)           Security Agreement.  A counterpart to the Security Agreement duly executed by Newco, and all documents, instruments and agreements executed pursuant thereto (including, without limitation, general powers of attorney executed by Newco).

(d)           Pledge Agreement.  (i) A counterpart to the Pledge Agreement duly executed by Newco, and all documents, instruments and agreements executed pursuant thereto and (ii) a Pledge Amendment duly executed by Borrower, pursuant to which Borrower has pledged all the issued and outstanding Stock of Newco, together with share certificates, if any, representing all of the outstanding Stock of Newco being pledged pursuant to such Pledge Amendment and stock powers for such share certificates executed in blank.

(e)           Intellectual Property Security Agreement.  Counterpart to the Intellectual Property Security Agreement duly executed by Newco, together with all instruments, documents and agreements executed pursuant thereto.

(f)           Security Interests and Code Filings.  Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral of Newco, including (A) such documents duly executed by Newco (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral of Newco and (B) copies of Code search reports listing all effective financing statements that name Newco as debtor, together with copies of such financing statements, none of which shall cover the Collateral of Newco.

(g)           Schedules.  Updated Schedules to the Credit Agreement and such other Loan Documents as may be required in connection with the joinder of Newco, to reflect the joinder of Newco to such agreements, in form and substance satisfactory to Agent.

(h)           Organizational Documents and Good Standing.  A copy of Newco’s (i) current organizational documents and all amendments thereto and (ii) certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority.

(i)           Resolutions.  A copy of resolutions of Borrower, as the sole member of Newco, approving and authorizing the execution, delivery and performance of the Loan Documents to which Newco is, or will be a party and the transactions to be consummated in connection therewith certified by an authorized officer of Borrower as being in full force and effect without any modification or amendment as the date of joinder of Newco to the Credit Agreement.

(j)           Opinion of Counsel.  Legal opinions of counsel acceptable to Agent, which shall provide (subject to customary qualifications and exceptions) that (i) Newco has duly authorized, executed and delivered each joinder or other ascension to the Loan Documents to which it is a party, and are enforceable against Newco and (ii) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent.

(k)           Other Documents.  Such other certificates, documents and agreements with respect to Newco as Agent may, in its reasonable discretion, request.

EXHIBIT A

EXHIBIT 6.8(e)
to
CREDIT AGREEMENT

Subordination Provision

This Agreement and all of Licensee's interest hereunder shall be subject, subordinated and inferior to any security interest or lien in or on the intellectual property or technology the subject of this Agreement securing any indebtedness or other obligations under any revolving credit facility, term loan facility, committed facility, letter of credit facility, loan facility, note facility, debt issuance or other financing arrangement provided to Licensor, in every case, as may be modified from time to time, and any refinancing or replacement thereof in whole or in part.  Upon any sale, license, assignment, transfer or other disposition of any intellectual property or technology, which is the subject of this Agreement, under such financing arrangement or in connection with the exercise of rights and remedies by, or with the consent of, the lenders thereunder, such disposition of such intellectual property or technology shall be free and clear of this Agreement and all rights of Licensee hereunder and this Agreement shall terminate and be of no further force and effect.  The agent, trustee and lenders in connection with any such financing arrangement shall be third party beneficiaries of this paragraph, which shall not be amended without their express written consent.